Exhibit 10.8

LION LOGO

EMPLOYMENT AGREEMENT

*Note: In this document, the masculine is used for the sake of conciseness, with no discrimination intended.

BETWEEN:

Autobus Lion Inc., legally incorporated corporation, having its place of business at 921 Chemin de la Rivière-du-Nord, St-Jérôme, Québec, J7Y 5G2, duly represented for the purpose hereof by Marc Bédard, its president.

hereinafter called “THE COMPANY”

AND:

Yannick Poulin

hereinafter called “THE EMPLOYEE”

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THE PARTIES FIRST SET FORTH THE FOLLOWING:

WHEREAS it appeared appropriate to the parties that an employment agreement be executed in order to give effect to the work terms and conditions agreed upon by them;

PURSUANT TO THE WHEREAS CLAUSE WHICH FORMS AN INTEGRAL PART HEREOF, THE PARTIES HEREBY AGREE AS FOLLOWS:

PURPOSE:

1. The parties agree to an employment agreement pursuant to which THE COMPANY hereby appoints THE EMPLOYEE, who accepts the position, as Chief Operating Officer/COO, pursuant to the terms hereof;

ASSUMPTION AND EXTENT OF DUTIES:

2. THE EMPLOYEE shall assume his duties with THE COMPANY starting on April 4, 2016;

3. THE EMPLOYEE shall adequately discharge all duties and responsibilities assigned to him, according to the decisions, instructions and policies of THE COMPANY. Such duties and powers of THE EMPLOYEE shall be subject to the constraints, restrictions and limitations pursuant to applicable laws and common practices. Such duties and powers are also subject to the powers and right to control and supervise exercised by officials of THE COMPANY and its board of directors. Duties and responsibilities are further described in the appendix. THE EMPLOYEE agrees to work exclusively for THE COMPANY;

COMPENSATION:

4. THE EMPLOYEE shall receive the following compensation:

a. Base salary of $145,000 per year (for working weeks of at least 40 hours), statutory holidays pursuant to applicable laws and 4-week paid vacation per year

b. Variable annual compensation of up to 20% of annual base salary. See conditions to determine variable compensation in the appendix (will be completed after hiring)

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CONFIDENTIALITY CLAUSE:

5. As long as this agreement is in force or at any time thereafter, THE EMPLOYEE shall not use, directly or indirectly, for his own benefit or for that of any third party, nor shall he disclose, except in the performance of his duties pursuant to this agreement, any trade secrets, confidential information or know-how relating to THE COMPANY’S proprietary products, processes, formulas, designs, models or plans, or relating to THE COMPANY’S customers, sales or products costs, or relating to THE COMPANY, to any person other than members of THE COMPANY’S board of directors or executive team;

INTELLECTUAL PROPERTY:

6. THE EMPLOYEE acknowledges that any and all improvements, discoveries, ideas and inventions that he makes or conceives, on his own or in co-operation with others, be they patentable or not, while he is in the employ of THE COMPANY, shall be the entire and exclusive property of THE COMPANY, and are hereby assigned to THE COMPANY. Upon request by THE COMPANY and at its expense, THE EMPLOYEE shall assist THE COMPANY or its representatives in obtaining patents in Canada or in such other countries as may be directed by THE COMPANY in order to protect said improvements, discoveries, ideas and inventions;

7. Upon termination of his employment, THE EMPLOYEE shall return immediately to THE COMPANY all documents, books, samples, customer lists, formulas, designs, models or plans owned by THE COMPANY acquired or made in the performance of his duties and that are, at that time, in his possession, including any manuals or memorandums. In addition, THE EMPLOYEE shall refrain from keeping any copies of the aforementioned documents;

PRIOR AGREEMENT:

8. This agreement supersedes any prior agreement, be they oral or written, between the parties hereto;

AMENDMENTS:

9. No amendment or addition to this agreement may be valid unless stated in writing and signed by the parties hereto;

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TERM:

10. This agreement is effective as of the date THE EMPLOYEE assumes his duties and is for an unspecified period;

OWNERSHIP OF TAX CREDITS FOR SCIENTIFIC RESEARCH AND SUBCONTRACTING:

11. Tax credits under any form or from any level of government are claimed exclusively by THE COMPANY and are THE COMPANY’S exclusive property. Moreover, THE EMPLOYEE is forbidden from subcontracting certain work without THE COMPANY’s written authorization. For greater certainty, even if the authorization to subcontract certain services is given by THE COMPANY, tax credits under any form or from any level of government shall remain THE COMPANY’S exclusive property and shall at no time be claimed by THE EMPLOYEE;

MISCELLANEOUS:

12. This agreement shall be governed by applicable laws in the Province of Quebec;

13. A smart phone as well as a laptop computer shall be provided;

14. In the event that any provision of this agreement is legally invalid, inoperative or unenforceable, the other provisions shall remain fully valid, operative and enforceable;

15. The parties acknowledge that this agreement constitutes the entire agreement relating to the employment of THE EMPLOYEE and rescinds and replaces any agreement relating thereto in connection with THE COMPANY;

AND THE PARTIES HAVE SIGNED IN ST-EUSTACHE (handwritten) THIS 4th (handwritten) DAY OF March (handwritten) 2016.

Autobus Lion Inc.

Per: (signed)

(signed)

Yannick Poulin

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APPENDIX

Variable Annual Compensation Equal to 20% of Base Salary

Note: To be determined with Yannick

•	3-4 objectives

•	Measurable

•	Realistic but challenging

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